MINE DEVELOPMENT ASSOCIATES

MINE ENGINEERING SERVICES

CONSENT OF MINE DEVELOPMENT ASSOCIATES, INC.

We hereby consent to the incorporation by reference of any resources or mineralized material and other analysis performed by us in our capacity as an independent consultant to Mines Management, Inc. (the "Company"), which are set forth in the Annual Report on Form 10K for the year ended December 31, 2006, in the Registration Statements on Forms S-8 (File Nos. 333-125701) and (333-104724) and S-3 (File Nos. 333-134992, 333-129784 and 333-114258) as amended, or any related abbreviated registration statement filed by the Company with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or in any amendment to any of the foregoing, or to any prospectuses or amendments or supplements thereto. We also consent to the reference to us under the heading "Experts" in such Registration Statements and any prospectuses.

Mine Development Associates, Inc.

Name: Neil Prenn
Title: President

March 7, 2007